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                                                                   EXHIBIT 10.25

                                                          [LOGO]

January 2, 1998

Keith Thompson
55 Caiyside Fairmilehead
Edinburgh,
EH10 7HW
UK

Dear Keith:

I am pleased to offer you ("you" or the "Executive") employment (the "Employment") with Bioscot, Ltd. on behalf of Serologicals Corporation (the "Corporation"), on the terms set forth herein (the "Offer"). This Offer extends your present employment with Bioscot, Ltd. which commenced on May 1, 1985.

1. Position, Duties and Responsibilities.


    a. You shall serve as the Vice President, Diagnostic Operations, responsible for the duties outlined in the attached Job Description. Your primary location will be at Bioscot's Livingston facility, but you will be required to visit the facilities of the Corporation in the U.S.A. and carry out other duties outside of Scotland, as required.

    b. You will devote all your business time and attention to the business and affairs of the Corporation consistent with your position with the Corporation. Nothing herein, however, shall preclude you from engaging in charitable and community affairs, or giving attention to your investments provided that such activities do not interfere with the performance of your duties and responsibilities enumerated herein. You will maintain Directorship on the Bioscot, Ltd. board and carry out the duties of Managing Director where required for no additional compensation.

    c. Except as otherwise specifically stated herein, you shall be subject to all of the requirements and provisions described in the employee handbook, as it may be amended from time to time.

    d. This Employment Agreement shall commence on January 2, 1998 (the "Effective Date") and continue for successive one (1) year periods, unless otherwise terminated pursuant to the provisions hereof.


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2. Compensation and Related Matters.

    a. Base Salary. You shall be paid a base salary (the "Base Salary") equal to $125,000 per year. The Base Salary shall be payable to you by Bioscot, Ltd. in the manner and on the date(s) on which the Corporation pays its other executives, but in no event less frequently than monthly. The salary will be translated into UK currency at the prevailing rate of exchange or by a mechanism that will be agreed from time to time.

    b. Incentive Compensation. You shall be eligible to participate in such bonus and incentive compensation plans of the Corporation in which other officers of the Corporation are generally eligible to participate, as the Board or a Committee thereof shall determine from time to time in its sole discretion, subject to and in accordance with the terms and provisions of such plans.

    c. Employee Benefit Programs. You shall be eligible to receive fringe benefits now provided or may hereinafter be provided by the Corporation to its executives. You will be eligible for all benefits normally provided for employees of Bioscot and Bioscot rules will apply.

    d. Reimbursement of Expenses. It is contemplated that in connection with your Employment hereunder, you may be required to incur business, entertainment and travel expenses. The Corporation agrees to promptly reimburse you in full for all reasonable out-of-pocket business, entertainment and other related expenses (including all expenses of travel and living expenses while away from home on business or at the request of, and in service of, the Corporation) incurred or expended by you incident to the performance of your duties hereunder; provided that you properly account for such expenses in accordance with the policies and procedures established by the Board and applicable to the executives of the Corporation.

    e. Paid Time Off. You shall be entitled, in each calendar year of your Employment, to the number of paid vacation days determined by the Corporation from time-to-time to be appropriate for its executives, but in no event less than five (5) weeks in any such year during your Employment (pro-rated, as necessary for partial calendar years during your Employment). You may take your allotted vacation days at such times as are mutually convenient for the Corporation and you, consistent with the Corporation's vacation policy in effect with respect to its executives. You shall also be entitled to all nine
(9) statutory or public holidays recognized by Bioscot, Ltd.

3. Termination by the Company. Notwithstanding the foregoing, the Corporation may terminate your employment at any time. In the event of termination resulting from the elimination of your position, you shall be entitled to continue to receive your Base Salary for a nine (9) month period from the date of termination. Under no other termination circumstances will you be eligible for any form of salary continuation.


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4.  Nondisclosure.  You acknowledge and agree that during your employment by the
Corporation hereunder, and during your prior employment with Bioscot Ltd., you will come to have knowledge and information with respect to trade secrets or confidential or secret plans, projects, materials, business methods, operations, techniques, customers, employees, financial conditions, policies and accounts of the Corporation with respect to the business of the Corporation, including, but not limited to, the identity of donors and donor lists of the Corporation, its successors or assigns or any of its affiliates ("Confidential Information"). You agree that you will not at any time divulge, furnish or make accessible to anyone (other than in the regular course of your performance of services for the benefit of the Corporation, its successors or assigns) any Confidential Information of the Corporation. Notwithstanding the foregoing, Confidential Information shall not include any information which (i) is known generally to the public (other than as a result of unauthorized disclosure by you), (ii) was available to you on a nonconfidential basis prior to its disclosure to you by the Corporation or (iii) is required to be disclosed pursuant to the valid order of a governmental agency or a judicial court of competent jurisdiction, in which case you shall give prompt written notice to the Corporation of such requirement so that the Corporation may take such action as it deems appropriate.

The Corporation may call upon you at any time to take out patents on work carried out by you during your appointment and to assign such patents to the corporation or a nominee of the corporation.

5. Non-Compete and Non-Solicitation. As a material inducement to the Corporation to enter into this letter, you agree that at all times during your Employment and for a period of twelve (12) months after the termination of your Employment, you will not, in any way, directly and indirectly, solicit, divert, or take away or attempt to solicit, divert, or take away customers, the business, or any of the donors of the Corporation that dealt with the Corporation in any capacity through its donor center or laboratory operations during your Employment.

You agree that during your Employment and for a period of nine (9) months after the termination for any reason of your Employment, you will not in a geographic area in which the Corporation was conducting business during the term of your Employment or at the date of termination thereof, directly, or indirectly through any means, including a business entity in which you have an ownership interest, request or induce any other employee of the Corporation or its affiliates or any donor to the Corporation or its affiliates to terminate their relationship with the Corporation or its affiliates and enter into an employment or consulting relationship with another business entity engaged in a business similar to the Corporation's.

6.  Miscellaneous.

         a. Governing Law. This letter is to be governed by and interpreted in accordance with the laws of Scotland.


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         b.  No Attorney Provided.  The Corporation advises you that it is not providing legal advice in connection with your acceptance and execution hereof and that, if you so elect, you should consult with an attorney prior to such execution.

         c. Affiliate. References to the "Corporation" hereunder shall include "affiliates" thereof, as such term is defined in Rule 405 under the US Securities Act of 1933, as amended. The Corporation shall have the right to designate as your employer hereunder Serologicals, Inc., Seramed, Inc., any affiliate of which the Executive shall have significant operating or managerial responsibility or any other affiliate to which the Executive agrees; provided that in the event of such designation, the Corporation shall remain responsible for its obligations hereunder in the event that any such designee fails to perform such obligation.

         d. Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, all other provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

Please indicate your acceptance of this Employment Agreement by signing in the space provided below and returning to me no later than May 21, 1998.


                                        Very truly yours,

                                        SEROLOGICALS CORPORATION

                                        By: /s/ Harold J. Tenoso, Ph.D.
                                            ----------------------------------
                                                Harold J. Tenoso, Ph.D.
                                        Title: President/CEO Serologicals
                                               Corporation
                                               Director, Bioscot, Ltd.

ACKNOWLEDGED AND AGREED
this 6th day of May 1998.

/s/ Keith J. Thompson
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    Keith J. Thompson


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